Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Celyad Oncology SA

Mont-Saint-Guibert, Belgium

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2020, relating to the consolidated financial statements of Celyad Oncology SA appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Bert Kegels

BDO Réviseurs d’Entreprises SCRL

On behalf of it,

Bert Kegels,

Zaventem, Belgium

August 28, 2020